Exhibit 99.1

Faraday Future Announces Fiscal Fourth Quarter and Full Year 2023 Financial Results

●	Company Transformed Business to Production and Revenue-Generation Phase with FF 91 2.0 EV in 2023.

●	Realized Revenue for 2023 and Reduced Operating Loss, Cash Used In Operating Activities, while improving Composition of Balance Sheet as Compared With Fiscal 2022.

●	Company Committed to increased production and deliveries while maintaining financial discipline.

●	Continues Pursuit of Additional Significant Strategic Investors to Drive Future Growth.

LOS ANGELES, California, May 28, 2024 -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“FF”, “Faraday Future”, or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced its financial results for its fourth quarter and full year ended December 31, 2023.

RESULTS FOR FOURTH QUARTER 2023 AND FULL YEAR 2023

For fiscal 2023, FF produced its first year of revenue as well as a reduced operating loss, and cash used in operating activities, while improving the composition of its balance sheet, as compared with fiscal 2022. These results achieved through major cost reductions and cost discipline

FF reported revenue of $0.8 million for 2023 and cost of goods sold of $43 million, compared with no revenue and cost of goods sold in 2022. This reflects that the Company only began delivering vehicles in the third quarter 2023. Loss from operations was $286 million for 2023, as compared to a loss from operations of $437 million for 2022. The change was due to a significant reduction in operating expenses which registered $244 million in 2023 compared to $437 million in 2022. The improvement in operating expenses for the year was primarily due to lower research and development expenses as the Company completed product development and transitioned to fulfilling sales through manufacturing and production. Net loss improved to $432 million for 2023, as compared to $602 million for 2022.

Total assets on December 31, 2023, were $531 million, compared to $529 million as of December 31, 2022. Total liabilities were $302 million, versus $328 million on December 31, 2022.

Net cash used in operating activities for 2023 was $278 million compared to $383 million in 2022. Capital expenditures were $31 million for 2023 compared to $123 million for 2022.

Cash balance at December 31, 2023, was $4 million, including restricted cash of $2 million. This compares to cash of $17 million at December 31, 2022. As of May 23, 2024, the Company’s cash position was approximately $5 million, which includes restricted cash of $2 million.

To support future growth the Company continues to pursue additional significant strategic investors to support future growth. It also is considering equipment- and IP-backed financing to potentially reduce reliance on dilutive funding. The Company does not plan to issue additional shares unless and until the Company receives shareholder approval to increase total authorized share count.

“2023 was a milestone year for FF. We transitioned to a phase of growth that focuses on production and revenue generation, establishing FF’s position in the ultra-luxury and high-performance EV market,” said Matthias Aydt, Global CEO of Faraday Future. “Looking forward, I am excited by the future as we remain steadfast in our pursuit of growth through efficiency and the new markets we entered in 2023. We remain dedicated to elevating both our product strength and stockholder value.”

KEY COMPANY HIGHLIGHTS DURING 2023

FF launched a leasing program with Luxury Lease Partners, obtained a Bureau of Automotive Repair license, activated a home charging installation program, and rolled out a public charging program. These initiatives are designed to provide a seamless and customer-focused experience for our users.

The Company also announced potential entry into the Middle East market late last year. This included strategic cooperation agreements with Master Investment Group and Siraj Holding LLC. Entry into the Middle East would add a third leg to the Company’s geographic strategy that includes the U.S. and China.

FF also agreed to a collaboration with the Abu Dhabi Investment Office (ADIO) to bring generative AI and advanced intelligent electric vehicle capabilities to the UAE’s Smart and Autonomous Vehicles Industry (SAVI) cluster.

OUTLOOK

Given current market conditions and current levels of funding the Company is withdrawing its production target guidance for 2024.

EARNINGS WEBCAST

Faraday Future management will host a webcast today, May 28, 2024, at 8:00pm Eastern time (5:00pm Pacific time). Interested investors and other parties can listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at https://investors.ff.com/.

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car civilization. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s planned financings, growth strategy in the U.S., China and the Middle East, and the Company’s leasing program, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warrant claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 28, 2024 and other documents filed by the Company from time to time with the SEC. Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com